SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): November 26, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA             92009

                            (Address of principal executive offices)                                     (Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

On November 26, 2003, K2 Inc. (the “Company”), announced that it had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of November 25, 2003, by and among the Company, Fotoball USA, Inc. (“Fotoball USA”) and Boca Acquisition Sub, Inc., pursuant to which the Company will commence an exchange offer to purchase all outstanding shares of Fotoball USA followed by a merger of Fotoball USA with a wholly-owned subsidiary of the Company, subject to the terms and conditions described in the Merger Agreement.

A copy of the Company’s press release announcing the execution of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.   The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated November 26, 2003, announcing the signing of the Agreement and Plan of Merger and Reorganization, dated as of November 25, 2003, by and among K2 Inc., Fotoball USA, Inc. and Boca Acquisition Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

By:	/S/ JOHN J. RANGEL

John J. Rangel
Senior Vice President and Chief Financial Officer

Date: November 26, 2003

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